Exhibit 99.1

IBM REPORTS 2018 FOURTH-QUARTER AND FULL-YEAR RESULTS

Margin Expansion Year to Year in Fourth Quarter; Return to Full-Year Revenue Growth

Highlights

Fourth Quarter:

•           GAAP EPS from continuing operations of $2.15

--  Includes charge of $1.9 billion related to the U.S. Tax Cuts and Jobs Act of 2017

•           Operating (non-GAAP) EPS of $4.87

•           Revenue of $21.8 billion, down 3 percent (down 1 percent adjusting for currency)

--  Global Business Services and Cognitive Solutions revenue grew year to year

•           Gross profit margin up 10 basis points year to year; pre-tax income margin up more than 50 basis points year to year

--  Continued strong services gross profit margin expansion year to year

Full Year:

•           GAAP EPS from continuing operations of $9.51

--  Includes charge of $2.0 billion related to the U.S. Tax Cuts and Jobs Act of 2017

•           Operating (non-GAAP) EPS of $13.81

•           Revenue of $79.6 billion, up 1 percent (flat year to year adjusting for currency)

•           Strategic imperatives revenue of $39.8 billion, up 9 percent

•           Cloud revenue of $19.2 billion, up 12 percent

--  As-a-service annual exit run rate for cloud revenue of $12.2 billion in the quarter, up 18 percent year to year (up 21 percent adjusting for currency)

2019 Expectations:

•           GAAP EPS of at least $12.45; Operating (non-GAAP) EPS of at least $13.90

•           Free cash flow of approximately $12 billion

ARMONK, N.Y., January 22, 2019 . . . IBM (NYSE: IBM) today announced fourth-quarter and full-year 2018 earnings results.

“In 2018 we returned to full-year revenue growth, reflecting growing demand for our services and leadership solutions in hybrid cloud, AI, analytics and security,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “Major clients worldwide, such as BNP Paribas, are turning to the IBM Cloud and our unmatched industry expertise to transform their businesses and drive innovation.”

	FOURTH QUARTER 2018

				Pre-tax	Gross
	Diluted	Net	Pre-tax	Income	Profit
	EPS	Income	Income	Margin	Margin

GAAP from Continuing Operations *	$2.15	$2.0B	$4.4B	20.4%	49.1%
Year/Year	289%	286%	-1%	0.6Pts	0.1Pts

Operating (Non-GAAP)	$4.87	$4.4B	$5.0B	23.1%	49.5%
Year/Year	-5%	-8%	-1%	0.5Pts	0.1Pts

* Diluted EPS and Net Income include charges related to the U.S. Tax Cuts and Jobs Act of 2017 of $1.9 billion in the fourth quarter of 2018, and $5.5 billion in the fourth quarter of 2017.

“In the quarter we expanded both gross margin and pre-tax income margin,” said James Kavanaugh, IBM senior vice president and chief financial officer.  “In 2018 we repositioned our business model and delivered revenue, operating profit and EPS growth along with strong free cash flow realization.  We continue to optimize our portfolio for the high-value, emerging segments of our industry, while returning capital to our shareholders.”

Cash Flow and Balance Sheet

In the fourth quarter, the company generated net cash from operating activities of $4.1 billion, or $7.3 billion, excluding Global Financing receivables.  IBM’s free cash flow was $6.5 billion.  IBM returned $3.5 billion to shareholders through $1.4 billion in dividends and $2.0 billion in gross share repurchases.  At the end of December 2018, IBM had $3.3 billion remaining in the current share repurchase authorization.

The company generated full-year free cash flow of $11.9 billion, excluding Global Financing receivables, and returned $10.1 billion to shareholders through $5.7 billion in dividends and $4.4 billion of gross share repurchases.

IBM ended the fourth quarter with $12.2 billion of cash on hand.  Debt totaled $45.8 billion, including Global Financing debt of $31.2 billion.  The balance sheet remains strong and is well positioned for the long term.

Segment Results for Fourth Quarter

•                 Cognitive Solutions (includes solutions software and transaction processing software) – revenues of $5.5 billion, flat year to year (up 2 percent adjusting for currency), led by growth in solutions software, including analytics and AI.

•                 Global Business Services (includes consulting, application management and global process services) – revenues of $4.3 billion, up 4 percent (up 6 percent adjusting for currency), with growth across consulting, application management and global process services.  Gross profit margin increased 300 basis points.

•                 Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) – revenues of $8.9 billion, down 3 percent (flat year to year adjusting for currency), with growth in hybrid cloud revenue.  Gross profit margin increased more than 140 basis points.

•                 Systems (includes systems hardware and operating systems software) – revenues of $2.6 billion, down 21 percent (down 20 percent adjusting for currency), with growth in Power, offset by the impact of the IBM Z product cycle dynamics.

•                 Global Financing (includes financing and used equipment sales) – revenues of $402 million, down 11 percent (down 9 percent adjusting for currency).

Tax Rate

As a result of the enactment of the U.S. Tax Cuts and Jobs Act of 2017, IBM recorded charges  of $2.0 billion in 2018, including $1.9 billion in the fourth quarter, primarily related to deferred taxes for the new Global Intangible Low-Taxed Income (GILTI) tax.  This is in addition to the charge of $5.5 billion the company recorded in the fourth quarter of 2017 related to the one-time U.S. transition tax, foreign tax costs on undistributed foreign earnings and the remeasurement of deferred taxes. These charges are included in the GAAP results for the fourth quarter and full year for 2017 and 2018.

IBM’s reported GAAP tax rate, which includes the charge, for the fourth quarter was 56 percent in 2018 compared with 124 percent in 2017; and for the full year was 23 percent compared with 49 percent in 2017.

IBM’s operating (non-GAAP) earnings and tax rate for 2018 exclude the charges. IBM’s reported operating (non-GAAP) tax rate for the fourth quarter was 12 percent in 2018 compared with 6 percent in 2017; and for the full year was 8 percent in 2018 compared with 7 percent in 2017.

Full-Year 2018 Results

Consolidated diluted earnings per share from continuing operations was $9.51 compared with $6.14 for 2017, up 55 percent year to year.  Consolidated net income was $8.7 billion, up 52 percent.  Revenues for the full year totaled $79.6 billion, an increase of 1 percent year to year (flat year to year adjusting for currency), compared with $79.1 billion for the full-year 2017.

Operating (non-GAAP) diluted earnings per share from continuing operations was $13.81 compared with $13.66 per diluted share for 2017, an increase of 1 percent.  Operating (non-GAAP) net income for the full year was $12.7 billion compared with $12.8 billion in the year-ago period, a decrease of 1 percent.

Strategic imperatives revenue for the full year was $39.8 billion, up 9 percent.  Full-year cloud revenue was $19.2 billion, up 12 percent, with $11.3 billion delivered as a service and $7.8 billion for cloud-related hardware, software and services to enable IBM clients to implement cloud solutions across public, private and multi-cloud environments.  The annual exit run rate for as-a-service revenue increased in the quarter to $12.2 billion, up 18 percent (up 21 percent adjusting for currency).

	FULL YEAR 2018

				Pre-tax	Gross
	Diluted	Net	Pre-tax	Income	Profit
	EPS	Income	Income	Margin	Margin

GAAP from Continuing Operations *	$9.51	$8.7B	$11.3B	14.3%	46.4%
Year/Year	55%	51%	-1%	-0.2Pts	-0.3Pts

Operating (Non-GAAP)	$13.81	$12.7B	$13.7B	17.3%	46.9%
Year/Year	1%	-1%	0%	-0.1Pts	-0.4Pts

* Diluted EPS and Net Income include charges related to the U.S. Tax Cuts and Jobs Act of 2017 of $2.0 billion in 2018, and $5.5 billion in 2017.

Full-Year 2019 Expectations

The company expects GAAP diluted earnings per share of at least $12.45, and operating (non-GAAP) diluted earnings per share of at least $13.90. Operating (non-GAAP) diluted earnings per share exclude $1.45 per share of charges for: amortization of purchased intangible assets and other acquisition-related charges, including pre-closing charges, such as financing costs, associated with the Red Hat acquisition; retirement-related charges; and tax reform enactment impacts.

IBM expects free cash flow of approximately $12 billion, with a realization rate of approximately 100 percent of GAAP Net Income.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results --

•           presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•           adjusting for free cash flow;

•           adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EST, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/4q18.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:  IBM

Ian Colley, 914-434-3043

colley@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,

	2018	2017		2018	2017

REVENUE
Cognitive Solutions	$5,455	$5,432		$18,481	$18,453
Global Business Services	4,322	4,152		16,817	16,348
Technology Services & Cloud Platforms	8,929	9,198		34,462	34,277
Systems	2,621	3,332		8,034	8,194
Global Financing	402	450		1,590	1,696
Other	32	(20)		207	171
TOTAL REVENUE	21,760	22,543		79,591	79,139

GROSS PROFIT	10,687	11,049	*	36,936	36,943	*

GROSS PROFIT MARGIN
Cognitive Solutions	79.4%	79.2%	*	77.5%	78.6%	*
Global Business Services	27.6%	24.6%	*	26.7%	24.9%	*
Technology Services & Cloud Platforms	42.3%	40.8%	*	40.5%	40.3%	*
Systems	50.8%	55.7%	*	49.8%	53.2%	*
Global Financing	29.1%	29.5%	*	29.1%	29.3%	*

TOTAL GROSS PROFIT MARGIN	49.1%	49.0%	*	46.4%	46.7%	*

EXPENSE AND OTHER INCOME
S,G&A	4,701	5,013	*	19,366	19,680	*

R,D&E	1,358	1,378	*	5,379	5,590	*

Intellectual property and custom development income	(184)	(348)		(1,026)	(1,466)

Other (income) and expense	185	374	*	1,152	1,125	*

Interest expense	193	164		723	615
TOTAL EXPENSE AND OTHER INCOME	6,253	6,580	*	25,594	25,543	*

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	4,434	4,469		11,342	11,400
Pre-tax margin	20.4%	19.8%		14.3%	14.4%

Provision for income taxes	2,481	5,522		2,619	5,642
Effective tax rate	55.9%	123.6%		23.1%	49.5%

INCOME / (LOSS) FROM CONTINUING OPERATIONS	$1,954	($1,053)		$8,723	$5,758

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	(2)	(1)		5	(5)

NET INCOME / (LOSS)	$1,951	($1,054)		$8,728	$5,753

EARNINGS / (LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$2.15	($1.14)		$9.51	$6.14
Discontinued Operations	$0.00	$0.00		$0.01	$0.00
TOTAL	$2.15	($1.14)		$9.52	$6.14

Basic
Continuing Operations	$2.17	($1.14)		$9.56	$6.17
Discontinued Operations	$0.00	$0.00		$0.01	$0.00
TOTAL	$2.17	($1.14)		$9.57	$6.17

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (M’s)
Assuming Dilution	905.2	928.9		916.3	937.4
Basic	901.3	924.5		912.0	932.8

* Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
(Dollars in Millions)	December 31,	December 31,
	2018	2017
ASSETS:

Current Assets:
Cash and cash equivalents	$11,379	$11,972
Restricted cash	225	262	*
Marketable securities	618	608
Notes and accounts receivable - trade, net	7,432	8,928
Short-term financing receivables, net	22,388	21,721
Other accounts receivable, net	743	981
Inventory	1,682	1,583
Deferred Costs	2,300	1,820	**
Prepaid expenses and other current assets	2,378	1,860	* **

Total Current Assets	49,146	49,735

Property, plant and equipment, net	10,792	11,116
Long-term financing receivables, net	9,148	9,550
Prepaid pension assets	4,666	4,643
Deferred costs	2,676	2,136	**
Deferred taxes	5,216	4,862
Goodwill and intangibles, net	39,353	40,531
Investments and sundry assets	2,386	2,783	**

Total Assets	$123,382	$125,356

LIABILITIES:

Current Liabilities:
Taxes	$3,046	$4,219
Short-term debt	10,207	6,987
Accounts payable	6,558	6,451
Deferred income	11,165	11,552
Other liabilities	7,251	8,153

Total Current Liabilities	38,227	37,363

Long-term debt	35,605	39,837
Retirement related obligations	17,002	16,720
Deferred income	3,445	3,746
Other liabilities	12,174	9,965

Total Liabilities	106,452	107,631

EQUITY:

IBM Stockholders’ Equity:
Common stock	55,151	54,566
Retained earnings	159,206	153,126
Treasury stock -- at cost	(168,071)	(163,507)
Accumulated other comprehensive income/(loss)	(29,490)	(26,592)

Total IBM Stockholders’ Equity	16,796	17,594

Noncontrolling interests	134	131

Total Equity	16,929	17,725

Total Liabilities and Equity	$123,382	$125,356

* Recast to reflect adoption of the FASB guidance on restricted cash.

** Recast to conform to current period presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in Millions)	December 31,			December 31,

	2018	2017		2018	2017

Net Cash Provided by Operating Activities per GAAP:	$4,119	$5,733		$15,247	$16,724

Less: change in Global Financing (GF) Receivables	(3,219)	(2,049)		(345)	419
Capital Expenditures, Net	(877)	(965)		(3,716)	(3,312)

Free Cash Flow	6,460	6,817		11,876	12,992

Acquisitions	(16)	(53)		(139)	(496)
Divestitures	-	(240)		-	(205)
Dividends	(1,416)	(1,387)		(5,666)	(5,506)
Share Repurchase	(2,050)	(666)		(4,443)	(4,340)
Non-GF Debt	(2,128)	(840)		(521)	1,056
Other (includes GF Net Receivables and GF Debt)	(3,291)	(2,556)	*	(1,727)	568	*

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	($2,440)	$1,074	*	($620)	$4,069	*

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in Millions)	December 31,			December 31,

	2018	2017		2018	2017

Net Income from Operations	$1,951	($1,054)		$8,728	$5,753
Depreciation/Amortization of Intangibles	1,111	1,150		4,479	4,541
Stock-based Compensation	139	146		510	534
Working Capital / Other	4,135	7,540		1,874	5,476
Global Financing A/R	(3,219)	(2,049)		(345)	419
Net Cash Provided by Operating Activities	$4,119	$5,733		$15,247	$16,724
Capital Expenditures, net of payments & proceeds	(877)	(965)		(3,716)	(3,312)
Divestitures, net of cash transferred	-	(240)		-	(205)
Acquisitions, net of cash acquired	(16)	(53)		(139)	(496)
Marketable Securities / Other Investments, net	1,348	(2,551)	*	(1,058)	(3,068)	*
Net Cash Used in Investing Activities	$455	($3,809)	*	($4,913)	($7,081)	*
Debt, net of payments & proceeds	(1,145)	1,137		(300)	3,446
Dividends	(1,416)	(1,387)		(5,666)	(5,506)
Common Stock Repurchases	(2,050)	(666)		(4,443)	(4,340)
Common Stock Transactions - Other	5	(3)		(60)	(18)
Net Cash Used in Financing Activities	($4,605)	($919)		($10,469)	($6,418)
Effect of Exchange Rate changes on Cash	(95)	62		(495)	937
Net Change in Cash, Cash Equivalents and Restricted Cash	($127)	$1,066	*	($630)	$4,161	*

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FOURTH - QUARTER 2018
			Technology
		Global	Services &
(Dollars in Millions)	Cognitive	Business	Cloud		Global
	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$5,455	$4,322	$8,929	$2,621	$402
Internal	593	77	245	238	370
Total Segment Revenue	$6,048	$4,398	$9,174	$2,860	$773

Pre-tax Income from Continuing Operations	2,437	566	1,392	551	319

Pre-tax margin	40.3%	12.9%	15.2%	19.3%	41.3%

Change YTY Revenue - External	0.4%	4.1%	(2.9)%	(21.3)%	(10.7)%
Change YTY Revenue - External @constant currency	2.2%	6.5%	0.0%	(20.1)%	(8.6)%

	FOURTH - QUARTER 2017
			Technology
		Global	Services &
(Dollars in Millions)	Cognitive	Business	Cloud		Global
	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$5,432	$4,152	$9,198	$3,332	$450
Internal	646	92	160	179	546
Total Segment Revenue	$6,078	$4,244	$9,358	$3,511	$997

Pre-tax Income from Continuing Operations *	2,273	327	1,441	906	443

Pre-tax margin *	37.4%	7.7%	15.4%	25.8%	44.4%

* Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	TWELVE - MONTHS 2018
			Technology
		Global	Services &
(Dollars in Millions)	Cognitive	Business	Cloud		Global
	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$18,481	$16,817	$34,462	$8,034	$1,590
Internal	2,715	326	795	815	1,610
Total Segment Revenue	$21,197	$17,143	$35,257	$8,848	$3,200

Pre-tax Income from Continuing Operations	7,154	1,676	3,786	904	1,361

Pre-tax margin	33.8%	9.8%	10.7%	10.2%	42.5%

Change YTY Revenue - External	0.2%	2.9%	0.5%	(2.0)%	(6.3)%
Change YTY Revenue - External @constant currency	(0.4)%	2.0%	(0.1)%	(2.3)%	(6.5)%

	TWELVE - MONTHS 2017
			Technology
		Global	Services &
(Dollars in Millions)	Cognitive	Business	Cloud		Global
	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$18,453	$16,348	$34,277	$8,194	$1,696
Internal	2,647	363	657	750	1,471
Total Segment Revenue	$21,100	$16,711	$34,934	$8,945	$3,168

Pre-tax Income from Continuing Operations *	6,795	1,362	4,286	1,128	1,278

Pre-tax margin *	32.2%	8.2%	12.3%	12.6%	40.3%

* Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FOURTH - QUARTER 2018
	CONTINUING OPERATIONS
		Acquisition-	Retirement-	Tax
		Related	Related	Reform	Operating
	GAAP	Adjustments*	Adjustments**	Impacts	(Non-GAAP)

Gross Profit	$10,687	$89	-	-	$10,776

Gross Profit Margin	49.1%	0.4Pts	-	-	49.5%

S,G&A	4,701	(119)	-	-	4,582

R,D&E	1,358	-	-	-	1,358

Other (Income) & Expense	185	(1)	(387)	-	(203)

Total Expense & Other (Income)	6,253	(119)	(387)	-	5,746

Pre-tax Income from Continuing Operations	4,434	208	387	-	5,030

Pre-tax Income Margin from Continuing Operations	20.4%	1.0Pts	1.8Pts	-	23.1%

Provision for Income Taxes***	2,481	37	39	(1,944)	613

Effective Tax Rate	55.9%	(1.6)Pts	(3.5)Pts	(38.7)Pts	12.2%

Income from Continuing Operations	1,954	171	348	1,944	4,417

Income Margin from Continuing Operations	9.0%	0.8Pts	1.6Pts	8.9Pts	20.3%

Diluted Earnings Per Share: Continuing Operations	$2.15	$0.19	$0.38	$2.15	$4.87

	FOURTH - QUARTER 2017
	CONTINUING OPERATIONS
		Acquisition-	Retirement-	Tax
		Related	Related	Reform	Operating
	GAAP (1)	Adjustments*	Adjustments (1) **	Impacts	(Non-GAAP) (1)

Gross Profit	$11,049	$99	-	-	$11,149

Gross Profit Margin	49.0%	0.4Pts	-	-	49.5%

S,G&A	5,013	(116)	-	-	4,897

R,D&E	1,378	-	-	-	1,378

Other (Income) & Expense	374	(32)	(371)	-	(30)

Total Expense & Other (Income)	6,580	(148)	(371)	-	6,061

Pre-tax Income from Continuing Operations	4,469	247	371	-	5,087

Pre-tax Income Margin from Continuing Operations	19.8%	1.1Pts	1.6Pts	-	22.6%

Provision for Income Taxes***	5,522	67	197	(5,475)	310

Effective Tax Rate	123.6%	(4.7)Pts	(5.1)Pts	(107.6)Pts	6.1%

Income / (Loss) from Continuing Operations	(1,053)	181	174	5,475	4,777

Income / (Loss) Margin from Continuing Operations	(4.7)%	0.8Pts	0.8Pts	24.3Pts	21.2%

Diluted Earnings / (Loss) Per Share: Continuing Operations	($1.14)	$0.19	$0.19	$5.90	$5.14

(1) Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

*   Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**  Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	TWELVE - MONTHS 2018
	CONTINUING OPERATIONS
		Acquisition-	Retirement-	Tax
		Related	Related	Reform	Operating
	GAAP	Adjustments*	Adjustments**	Impacts	(Non-GAAP)

Gross Profit	$36,936	$372	-	-	$37,307

Gross Profit Margin	46.4%	0.5Pts	-	-	46.9%

S,G&A	19,366	(451)	-	-	18,915

R,D&E	5,379	-	-	-	5,379

Other (Income) & Expense	1,152	(2)	(1,572)	-	(422)

Total Expense & Other (Income)	25,594	(453)	(1,572)	-	23,569

Pre-tax Income from Continuing Operations	11,342	824	1,572	-	13,739

Pre-tax Income Margin from Continuing Operations	14.3%	1.0Pts	2.0Pts	-	17.3%

Provision for Income Taxes***	2,619	176	324	(2,037)	1,082

Effective Tax Rate	23.1%	(0.1)Pts	(0.3)Pts	(14.8)Pts	7.9%

Income from Continuing Operations	8,723	649	1,248	2,037	12,657

Income Margin from Continuing Operations	11.0%	0.8Pts	1.6Pts	2.6Pts	15.9%

Diluted Earnings Per Share: Continuing Operations	$9.51	$0.71	$1.36	$2.23	$13.81

	TWELVE - MONTHS 2017
	CONTINUING OPERATIONS
		Acquisition-	Retirement-	Tax
		Related	Related	Reform	Operating
	GAAP (1)	Adjustments*	Adjustments (1) **	Impacts	(Non-GAAP) (1)

Gross Profit	$36,943	$449	-	-	$37,392

Gross Profit Margin	46.7%	0.6Pts	-	-	47.2%

S,G&A	19,680	(509)	-	-	19,170

R,D&E	5,590	-	-	-	5,590

Other (Income) & Expense	1,125	(39)	(1,341)	-	(255)

Total Expense & Other (Income)	25,543	(548)	(1,341)	-	23,654

Pre-Tax Income from Continuing Operations	11,400	997	1,341	-	13,738

Pre-tax Income Margin from Continuing Operations	14.4%	1.3Pts	1.7Pts	-	17.4%

Provision for Income Taxes***	5,642	279	485	(5,475)	931

Effective Tax Rate	49.5%	(1.6)Pts	(1.3)Pts	(39.9)Pts	6.8%

Income from Continuing Operations	5,758	718	856	5,475	12,807

Income Margin from Continuing Operations	7.3%	0.9Pts	1.1Pts	6.9Pts	16.2%

Diluted Earnings Per Share: Continuing Operations	$6.14	$0.77	$0.91	$5.84	$13.66

(1) Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

*   Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**  Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2019
EPS Guidance	Expectations

GAAP Diluted EPS	at least $12.45

Operating EPS (non-GAAP)	at least $13.90

Adjustments

Acquisition-related Charges *	$0.91

Non-Operating Retirement-Related Items	$0.45

Tax Reform Enactment Impacts	$0.09

* Includes acquisitions as of December 31, 2018, and pre-closing charges, such as financing costs, associated with the Red Hat acquisition